                                                                     EXHIBIT 3.4





                                    BYLAWS


                                      OF


                                SANDHILLS, INC.


                         As adopted November 24, 1992

                               TABLE OF CONTENTS
                               -----------------

                                                                          PAGE
                                                                          ----

ARTICLE I  -   STOCKHOLDERS' MEETINGS...................................   1
     (S)1.     General..................................................   1
     (S)2.     Annual Meetings..........................................   1
     (S)3.     Special Meetings.........................................   1
     (S)4.     Quorum...................................................   1
     (S)5.     Proxies..................................................   2
     (S)6.     Voting...................................................   2
     (S)7.     Notice of Meetings.......................................   2
     (S)8.     Written Consent in Lieu of Meeting.......................   2
     (S)9.     List of Stockholders.....................................   2

ARTICLE II  -  DIRECTORS................................................   3
     (S)1.     Number and Term..........................................   3
               (S)1.1   General.........................................   3
               (S)1.2   Increase in Number of Directors.................   3
               (S)1.3   Decrease in Number of Directors.................   3
               (S)1.4   Vacancies.......................................   3
     (S)2.     Regular Meetings.........................................   4
     (S)3.     Special Meetings.........................................   4
               (S)3.1   General.........................................   4
               (S)3.2   Notice..........................................   4
     (S)4.     Quorum...................................................   4
     (S)5.     Written Consent in Lieu of Meeting.......................   4
     (S)6.     Participation in Meeting by Conference Telephone.........   4
     (S)7.     Compensation.............................................   5
     (S)8.     Removal..................................................   5

ARTICLE III -  OFFICERS.................................................   5
     (S)1.     General..................................................   5
     (S)2.     Salaries.................................................   5
     (S)3.     Term of Office...........................................   5
     (S)4.     President................................................   5
     (S)5.     Vice President...........................................   6
     (S)6.     Secretary................................................   6
     (S)7.     Treasurer................................................   6

ARTICLE IV  -  CORPORATE RECORDS........................................   6

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                          PAGE
                                                                          ----
ARTICLE V  -   STOCK CERTIFICATES.......................................   7
     (S)1.     General..................................................   7
     (S)2.     Transfers................................................   7
     (S)3.     Lost Certificates........................................   7
     (S)4.     Record Date..............................................   7
               (S)4.1...................................................   7
               (S)4.2...................................................   7
               (S)4.3...................................................   8
               (S)4.4...................................................   8

ARTICLE VI  -  DIVIDENDS................................................   8
     (S)1.     Declaration and Payment..................................   8
     (S)2.     Reserves.................................................   8

ARTICLE VII -  NOTICE...................................................   8
     (S)1.     General..................................................   8
     (S)2.     Waiver...................................................   8

ARTICLE VIII - MISCELLANEOUS............................................   9
     (S)1.     Financial Transactions...................................   9
     (S)2.     Fiscal Year..............................................   9
     (S)3.     Corporate Seal...........................................   9
     (S)4.     Reliance upon Books and Records..........................   9
     (S)5.     Indemnification..........................................   9

                                    BYLAWS

                                      OF

                                SANDHILLS, INC.

              As adopted by the incorporator on November 24, 1992



                                 *************

                      ARTICLE I - STOCKHOLDERS' MEETINGS

     (S)1.     General.
               -------

               Each meeting of stockholders of the corporation shall be held at such place within Delaware as may be selected from time to time by the Board of Directors.

     (S)2.     Annual Meetings.
               ---------------

               The annual meeting of the stockholders shall be held in November of each year on such specific date as determined by the Board of Directors. At the annual meeting, the stockholders shall elect Directors to succeed those Directors whose terms expire and shall transact such other business as may properly be brought before the meeting.

     (S)3.     Special Meetings.
               ----------------

               Special meetings of the stockholders may be called at any time by the President, the Board of Directors, a majority of the stockholders or as otherwise provided by the certificate of incorporation or the Delaware General Corporation Law ("DGCL") (the certificate of incorporation and DGCL are referred to hereinafter collectively as "law") and shall be held at such time and place within Delaware as he or they shall fix. Unless otherwise specified in the notice of such special meeting, any business may be brought before such meeting.

     (S)4.     Quorum.
               ------

               A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     (S)5.     Proxies.
               -------

               Each stockholder entitled to vote at a meeting of stockholders may vote in person or by proxy authorized by an instrument in writing filed with the clerk of the meeting before the beginning of such meeting.

     (S)6.     Voting.
               ------

               Each stockholder shall have one vote for each share entitled to vote which is registered in such stockholder's name on the record date for such meeting, except as otherwise provided in these bylaws or by law. All voting, except as otherwise provided by law, may be by a voice vote; provided, that any stockholder may in person or by proxy, demand that a vote be taken by written ballot. Unless otherwise provided for in these bylaws or by law, all matters voted upon shall be determined by a majority of shares of stock outstanding that are entitled to vote on such matter.

     (S)7.     Notice of Meetings.
               ------------------

               Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place within Delaware, date and time of the meeting. Unless otherwise provided in these bylaws or by law, written notice of each meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

     (S)8.     Written Consent in Lieu of Meeting.
               ----------------------------------

               Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     (S)9.     List of Stockholders.
               --------------------

               Upon request in writing by a stockholder, the officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. No share of stock upon which any installment is due and unpaid on the record date for a meeting shall be voted at such meeting. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the principal office of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                            ARTICLE II - DIRECTORS


     (S)1.     Number and Term.
               ---------------

               (S)1.1    General.
                         -------

                         The number of Directors who shall constitute the Board
of Directors shall be such number as the Board of Directors shall, in accordance with the provisions provided in these bylaws, from time to time determine, except that in the absence of any such determination, such number shall be three
(3). A Director need not be a stockholder in the corporation. The Directors shall be elected by the stockholders at the annual meeting of stockholders of the corporation, and each Director shall be elected for the term of one year, and until his successor shall be elected and shall qualify or until his earlier resignation or removal.

               (S)1.2    Increase in Number of Directors.
                         -------------------------------

                         The Board of Directors may increase the number of
Directors between annual meetings of stockholders upon the approval of a majority of the Directors then serving. Such additional Directors shall be elected by a vote of a majority of those Directors then holding office. Directors so elected shall serve until the next annual meeting of stockholders and until their successors are elected and qualified.

               (S)1.3    Decrease in Number of Directors.
                         -------------------------------

                         Any decrease in the authorized number of Directors
shall only become effective by approval of at least 75% of the stockholders of the corporation.

               (S)1.4    Vacancies.
                         ---------

                         If the office of any Director becomes vacant for any
reason, a majority of the Directors remaining in office, even if less than a quorum, may elect a successor Director for the unexpired term of the position that was vacated.

     (S)2.     Regular Meetings.
               ----------------

               Regular meetings of the Board of Directors shall be held without notice at such time, date and place within Delaware as shall be determined by the Board of Directors.

     (S)3.     Special Meetings.
               ----------------

               (S)3.1    General.
                         -------

                         Special meetings of the Board of Directors may be
called by any Director, such person whom the Board of Directors may designate, or a majority of the stockholders of the corporation. Special meetings of the Board of Directors shall be held at such time, date and place within Delaware as the person or persons calling such meeting shall designate.

               (S)3.2    Notice.
                         ------

                         Notice of a special meeting of the Board of Directors
shall be given to each Director, by whom it is not waived, not less than twenty four (24) hours in advance of such meeting. Unless otherwise indicated in the notice of such meeting, any business may be transacted at such meeting.

     (S)4.     Quorum.
               ------

               A majority of the total number of directors then authorized, who are physically present in Delaware, shall constitute a quorum for the transaction of any business of the Board of Directors.

     (S)5.     Written Consent in Lieu of Meeting.
               ----------------------------------

               Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     (S)6.     Participation in Meeting by Conference Telephone.
               ------------------------------------------------

               One or more Directors may participate in a meeting of the Board of Directors, of a committee of the Board of Directors or of the stockholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in this manner shall constitute presence at such meeting only if such Director is physically present in Delaware.

     (S)7.     Compensation.
               ------------

               Directors shall receive compensation, if any, for their service as Directors of the corporation in the manner determined by the Board of Directors. Nothing contained in these bylaws shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

     (S)8.     Removal.
               -------

               Any Director may be removed, with or without cause, by the holders of a majority of the shares then of record.

                            ARTICLE III - OFFICERS

     (S)1.     General.
               -------

               The executive officers of the corporation shall be chosen by the Directors and shall be a President, Vice President, Secretary and Treasurer. The Board of Directors shall also choose a Chairman of the Board of Directors, and may elect such other officers as it shall deem necessary. Any number of offices may be held by the same person.

     (S)2.     Salaries.
               --------

               Salary, if any, of each officer of the corporation shall be fixed by the Board of Directors.

     (S)3.     Term of Office.
               --------------

               The officers of the corporation shall hold office for one year and until successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the Board of Directors whenever in the judgment of the Board of Directors the best interest of the corporation will be served thereby.

      (S)4.    President.
               ---------

               The President shall be the chief executive officer of the corporation and shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the Board of Directors to delegate any specific powers, except such as may be by law exclusively conferred on the President, to any other officer or officers of the corporation. The President shall execute bonds and mortgages requiring a seal, under the seal of the corporation, and shall have the general power and duties of supervision and management usually vested in the office of President of a corporation. In the absence of the Chairman of the Board of Directors, the President shall preside at the meetings of the stockholders and the Board of Directors.

     (S)5.     Vice President.
               --------------

               The Vice President shall assist the President in the carrying out of the President's duties as an officer of the corporation and shall have such other powers and duties as may be assigned to him by the Board of Directors. In the absence or disability of the President, the Vice President shall perform the duties and exercise the powers of the President.

     (S)6.     Secretary.
               ---------

               The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and act as clerk thereof, and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all committees of the Board of Directors when required. The Secretary shall be given, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President. The Secretary shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board of Directors shall affix the same to such instrument requiring the seal of the corporation.

     (S)7.     Treasurer.
               ---------

               The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation. The Treasurer, along with such other properly authorized officer, if appropriate, shall disburse the funds of the corporation as directed by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all transactions and of the financial condition of the corporation.

                        ARTICLE IV - CORPORATE RECORDS

     Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under the oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or such other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its principal office.

                        ARTICLE V - STOCK CERTIFICATES

     (S)1.     General.
               -------

               The stock certificates of the corporation shall be numbered and registered as they are issued in the stock ledger and transfer books of the corporation. They shall bear the corporate seal and shall be signed by the President and Secretary of the corporation.

     (S)2.     Transfers.
               ---------

               Transfers of shares of stock shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

     (S)3.     Lost Certificates.
               -----------------

               The corporation may issue a new stock certificate in place of any certificate validly issued, which is alleged to have been lost, stolen or destroyed, and the corporation may require the owner of such certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     (S)4.     Record Date.
               -----------

               In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days before any other action.

     If no record date is fixed:

               (S)4.1 the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

               (S)4.2 the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

               (S)4.3 the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such matter.

               (S)4.4 a determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                            ARTICLE VI - DIVIDENDS

     (S)1.     Declaration and Payment.
               -----------------------

               The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation, from time to time and to such extent as they deem advisable, in the manner, and upon the terms and conditions provided by law.

     (S)2.     Reserves.
               --------

               Before payment of any dividend there may be set aside out of the net profits of the corporation such sums or sums as the Board of Directors, from time to time, in its sole discretion, determines to be in the best interests of the corporation. The Board of Directors may abolish any such reserve at any time in the same manner in which such reserve was created.


                             ARTICLE VII - NOTICE

     (S)1.     General.
               -------

               Except as otherwise provided in these bylaws or by law, any notice required to be given to any stockholder, director, officer, employee or agent of the corporation shall be in writing and may be delivered by (i) hand,
(ii) United States mail, postage prepaid, (iii) Federal Express (or any other nationally recognized courier), delivery charge prepaid, or (iv) telecopy or any other similar facsimile device. Each notice shall be addressed to the recipient at such recipient's last known address (or telecopy number) as it appears in the applicable records of the corporation. Such notice shall be effective (i) when received if hand delivered, mailed or couriered, and (ii) when dispatched if given by telecopy.

     (S)2.     Waiver.
               ------

               A written waiver of any notice, signed by the recipient thereof, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to have been given to such recipient. Neither the business nor the purpose of any meeting is required to be specified in such waiver.

                         ARTICLE VIII - MISCELLANEOUS


     (S)1.     Financial Transactions.
               ----------------------

               All financial transactions of the corporation, including the execution of checks, demands and notes of the corporation, shall be approved by such officer or officers as the Board of Directors may from time to time determine. Such approval shall be evidenced by the signature of such officer or officers.

     (S)2.     Fiscal Year.
               -----------

               The fiscal year of the corporation shall be as determined by the Board of Directors.

     (S)3.     Corporate Seal.
               --------------

               The Board of Directors shall approve a seal of the corporation, which shall meet the requirements imposed by law.

     (S)4.     Reliance upon Books and Records.
               -------------------------------

               The Directors and officers of the corporation shall, in the performance of their duties as such, be fully protected in relying in good faith on the books and records of the corporation.

     (S)5.     Indemnification.
               ---------------

               The corporation shall indemnify all officers, directors and employees to the fullest extent permitted by law as currently in effect or as amended from time to time.


     The undersigned, Secretary of the corporation, does hereby certify that the foregoing is a true copy of the bylaws of the corporation that are in effect on the date hereof.



Dated:  November 24, 1992                   /s/ Francis B. Jacobs III [SEAL]
        --------------------------          -------------------------